UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2020

AIMMUNE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37519	45-2748244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd, Suite 300 Brisbane, CA	94005
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-5200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2020, Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sociétés des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Nestlé”), and SPN MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Nestlé (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will, and Nestlé will cause Merger Sub to, commence a tender offer (the “Offer”) as promptly as reasonably practicable thereafter, but in no event later than September 14, 2020, to acquire any and all of the outstanding shares of the Company’s common stock (the “Company Common Stock”) owned by the Company stockholders other than Nestlé and its affiliates (the “Unaffiliated Stockholders”), at a purchase price of $34.50 per share of Company Common Stock (the “Offer Price”), net to the seller thereof in cash, without interest and subject to reduction for any applicable withholding taxes. The Merger Agreement includes a remedy of specific performance and is not subject to a financing condition.

Merger Sub’s obligation to purchase the Company Common Stock validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, (i) that enough shares of Company Common Stock be validly tendered and not validly withdrawn which, when added to the shares of Company Common Stock owned by Nestlé and its wholly owned subsidiaries, would represent at least a majority of the outstanding shares of Company Common Stock as of the expiration of the Offer; (ii) the waiting period applicable to the purchase of shares of Company Common Stock pursuant to the Offer and the consummation of the Merger (as defined below) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (or any extension thereof) will have either expired or terminated; (iii) there is no temporary restraining order, preliminary or permanent injunction or judgment issued by any court of competent jurisdiction or law in the United States or Germany in effect restraining, enjoining, making illegal, or otherwise preventing or prohibiting the making of the Offer or the consummation of the Merger or the Offer as of the expiration of the Offer; (iv) the approvals required under any antitrust and merger laws in Germany are obtained at or prior to the expiration of the Offer; (v) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions; (vi) the Company’s performance or compliance in all material respects with its obligations required to be performed or complied with by it under the Merger Agreement at or prior to the expiration of the Offer; (vii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement; and (viii) other customary conditions.

Following the completion of the Offer, and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”). Following the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation in the Merger as a wholly owned subsidiary of Nestlé (the “Surviving Corporation”). The Merger will be governed by Section 251(h) of the DGCL and will be effected without a vote of the Company’s stockholders. At the date and time at which the Merger becomes effective (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of Nestlé, Merger Sub or the Company, (i) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is directly owned by Nestlé or Merger Sub at such time (including all shares of Company Common Stock accepted for payment pursuant to the Offer, whether or not such shares are registered in the name of Merger Sub or any of its affiliates as of the Effective Time) or held in the treasury of the Company or owned by any wholly owned subsidiary of the Company, will automatically be canceled and will cease to exist, and no consideration will be delivered in exchange therefor; and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with the foregoing and any shares of Company Common Stock owned by Company stockholders who are entitled to appraisal rights under Section 262 of the DGCL and have complied with all provisions of the DGCL concerning such rights (the “Dissenting Shares”)) will automatically be converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes and without interest (the “Merger Consideration”). Dissenting Shares will not be converted into the right to receive the Merger Consideration, but will become the right to receive the fair value of such shares of Company Common Stock pursuant to the procedures set forth in Section 262 of the DGCL.

In addition, as of the Effective Time, (i) each Company Stock Option (as defined in the Merger Agreement) that is outstanding and unexercised immediately prior to the Effective Time will vest in full and will terminate and will be converted into the right to receive a cash payment, less any required withholding, equal to the product of (A) the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time and (B) the excess, if any, of the Offer Price over the per share exercise price of such Company Stock Option; provided, however, that if the exercise price is equal to or greater than the Offer Price, the Company Stock Option will be terminated and cancelled for no payment as provided under the Company Equity Plans (as defined in the Merger Agreement); (ii) each Company RSU (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time will vest in full (which, for the Company PSUs (as defined in the Merger Agreement), will assume that all performance vesting conditions have been met) and will terminate and will be converted into the right to receive a cash payment, less any required withholding, equal to (A) the Offer Price multiplied by (B) the number of shares of Company Common Stock subject to the Company RSU; and (iii) all Company Equity Plans will be terminated.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Nestlé’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to a Takeover Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a bona fide written Takeover Proposal from a third party after the date of the Merger Agreement that did not result from a material breach of the non-solicitation provisions of the Merger Agreement and the Company’s Board of Directors (the “Board”) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and the failure to take certain actions would be inconsistent with the Board’s fiduciary duties under applicable law, then, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Takeover Proposal, after providing written notice to Nestlé of such determination.

The Company will (i) file with the U.S. Securities and Exchange Commission (the “SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, which will reflect the terms and conditions of the Merger Agreement, describe and make the Recommendation (as defined below) with respect to the Offer, describe the related Board approvals, and include the notice of appraisal rights in the Merger to the holders of shares of Company Common Stock required by Section 262 of the DGCL, and the Fairness Opinions (as defined in the Merger Agreement) in their entirety (including a description of each Fairness Opinion and the financial analysis relating thereto), and (ii) not withhold, withdraw or rescind (or modify or qualify in a manner adverse to Nestlé or Merger Sub), or publicly propose to withhold, withdraw or rescind (or modify or qualify in a manner adverse to Nestlé or Merger Sub), the Recommendation or the findings or conclusions of the Board, or fail to include the Recommendation in the Schedule 14D-9. However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger

Agreement and subject to the procedures set forth therein, include changing the Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law. The Company will also prepare and file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Offer, which will include the Recommendation.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Nestlé, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal (as defined in the Merger Agreement) and Nestlé’s right to terminate the Merger Agreement if the Board changes its Recommendation. In addition, either Nestlé or the Company may terminate the Merger Agreement if the time upon which the acceptance for payment of shares of Company Common Stock pursuant to and subject to the conditions of the Offer (the “Acceptance Time”) has not occurred by December 31, 2020; provided, that, if any of the conditions to the closing of the Offer related to obtaining the requisite antitrust approvals have not been made by such date, then such date will be automatically extended to January 31, 2021. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company will be required to pay Nestlé a termination fee of $85,000,000.

The Board (by unanimous vote of its disinterested members) has (i) declared that the Merger Agreement and the transactions contemplated the Merger Agreement, including the Offer and the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (such approval having been made in accordance with the DGCL, including for purposes of Section 251(h) thereof), (c) recommended that the Unaffiliated Stockholders accept the Offer and tender their shares of Company Common Stock to Merger Sub pursuant to the Offer, and (d) resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the Acceptance Time (such recommendations, the “Recommendation”).

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Nestlé in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.

On August 31, 2020, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 29, 2020, by and among Aimmune Therapeutics, Inc., Sociétés des Produits Nestlé S.A., and SPN MergerSub, Inc.

99.1	Press Release of the Company, dated August 31, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Additional Information and Where to Find It:

The Offer described above has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to purchase shares of Company Common Stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Nestlé and Merger Sub intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3 transaction statement, in each case with respect to the Offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Nestlé, Merger Sub and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors & Media” section of the Company’s website at www.aimmune.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE AND THE SOLICITATION/RECOMMENDATION STATEMENT AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT OF THE COMPANY, AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned completion of the transactions contemplated by the Merger Agreement. Additional statements include, but are not limited to, statements regarding: the Company’s expectations regarding the potential benefits of PALFORZIA; the Company’s expectations regarding the potential commercial launch of PALFORZIA; and the Company’s expectations regarding potential applications of the CODIT approach to treating life-threatening food allergies.

Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the Offer and the Merger; uncertainties as to the percentage of the Company stockholders tendering their shares in the Offer; the possibility that competing offers may be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Merger Sub and Nestlé, and the Solicitation/Recommendation Statement and Schedule 13E-3 transaction statement to be filed by the Company in connection with the Offer. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements regarding the Company’s business may include: the expectation that the Company will need additional funds to finance its operations; the Company’s dependence on the success of PALFORZIA; the Company’s ability to build a commercial field organization and distribution network; the degree of acceptance of PALFORZIA among physicians, patients, healthcare payors, patient advocacy groups and the general medical community; the Company’s ability to obtain favorable coverage and reimbursement from third-party payors for PALFORZIA; the Company’s reliance on third parties for the manufacture of PALFORZIA; the Company’s ability to implement and comply with the REMS for PALFORZIA; possible regulatory developments in the United States and foreign countries; and the Company’s ability to attract and retain senior management personnel.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2020	AIMMUNE THERAPEUTICS, INC.

	By:	/s/ Douglas Sheehy
	Name:	Douglas Sheehy
	Title:	General Counsel and Secretary